EXHIBIT C
LETTER OF TRANSMITTAL
REGARDING SHARES IN MAGNETAR SPECTRUM FUND
TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 24, 2009

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY
THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON MARCH 24, 2009, UNLESS THE OFFER IS EXTENDED

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN OR DELIVER TO:
MAGNETAR SPECTRUM FUND
PNC Global Investment Services Inc.
400 Bellevue Parkway, 2nd Floor
Wilmington, DE 19809
Attn: Magnetar Spectrum Fund
For additional information:
Phone: (866) 211-4521
Fax: (302) 791-2790
Ladies and Gentlemen:
     The undersigned hereby tenders to Magnetar Spectrum Fund (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the common shares in the Fund (“Share” or “Shares” as the context requires) held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated February 24, 2009 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.
     The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
     The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares in the Fund tendered hereby.
     A cash payment for the purchase price will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Fund as of March 25, 2009 or, if the Offer is extended, at a later date determined by the Fund, as described in Section 7 of the Offer to Purchase.
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.
PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO: PNC GLOBAL INVESTMENT SERVICES INC., 400 BELLEVUE PARKWAY, 2nd FLOOR WILMINGTON, DE 19809, ATTN: MAGNETAR SPECTRUM FUND. FOR ADDITIONAL INFORMATION: PHONE: (866) 211-4521 FAX: (302) 791-2790.
PART 1. NAME AND ADDRESS:
Name of Shareholder:
Social Security No. or Taxpayer Identification No.:
Telephone Number:
PART 2. AMOUNT OF COMMON SHARES OF THE FUND BEING TENDERED:

☐ Entire amount of common shares held.

PART 3. PAYMENT.

CASH PAYMENT

Cash Payments shall be wire transferred to the following account:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held
PART 4. SIGNATURE(S).

FOR INDIVIDUAL INVESTORS FOR	OTHER INVESTORS AND JOINT TENANTS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: